UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2008

THE WESTERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 East Belford Avenue Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

(866) 405-5012

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Beginning in the second quarter of 2008, The Western Union Company (the “Company”) is presenting a different geographic view of its consumer-to-consumer segment in order to provide investors with a better understanding of the trends underlying the business in this segment. The Company’s geographic disclosures of consumer-to-consumer revenue growth, transaction growth and revenue as a percentage of total Company revenue for the three and six months ended June 30, 2008, reflect the following regional view:

Europe, Middle East, Africa, South Asia (“EMEASA”);

Americas; and

Asia Pacific (“APAC”)

For comparability, the Company has included as Exhibit 99.1 to this Current Report on Form 8-K a schedule presenting previously reported revenue and transaction growth information for 2007 (by quarter) and the first quarter of 2008, and revenue as a percent of total Company revenue for 2006, 2007 (by quarter) and the first quarter of 2008 under this new view and the previously reported view (International, Domestic, and Mexico).

The new presentation does not impact the Company’s reportable segments or total revenue for each segment, as previously reported. In addition, it does not impact the Company’s Consolidated Statements of Income, Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and the Company’s Consolidated Statements of Stockholders’ Equity/(Deficiency)/Net Investment in The Western Union Company.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description of Exhibit

99.1	Illustrative Financial Schedule

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WESTERN UNION COMPANY
Dated: August 5, 2008

/s/ Sarah J. Kilgore
Name: Sarah J. Kilgore
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Illustrative Financial Schedule